EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

E-REX, Inc.
8890 Coral Way, #220
Miami, Florida 33165

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of the following reports filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

                  1. Our report dated December 31, 1999, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-KSB;

                  2. Our report dated March 31, 2000, with respect to the financial statements of E-REX, Inc., included in its Quarterly Report on Form 10-Q;

                  3. Our report dated June 30, 2000, with respect to the financial statements of E-REX, Inc., included in its Quarterly Report on Form 10-Q; and

                  4. Our report dated September 30, 2000, with respect to the financial statements of E-REX, Inc., included in its Quarterly Report on Form 10-Q.


November 21, 2000

Varma and Associates

By: /s/ James P. Gately
   -----------------------------------
    James P. Gately, Partner